UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 17, 2008

Date of Report (date of earliest event reported)

FEI COMPANY

(Exact name of Registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5350 NE Dawson Creek Drive

Hillsboro, OR 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

RSU Grants for 2008

On September 17, 2008, the Compensation Committee of the Board of Directors (“Board”) of FEI Company made restricted stock unit (“RSU”) awards to the Company’s named executive officers in the amounts described in the following table:

Named Executive Officer	Number of RSUs Granted
Don R. Kania	40,000
Raymond A. Link	20,000
Robert H. J. Fastenau	17,500
Benjamin Loh	17,500
Other Executive Officers as a group	12,500

For each officer, the award will vest as follows: 25% on each of the first three anniversaries of the grant date (i.e., September 17, 2009, September 17, 2010, and September 17, 2011) and 25% on March 17, 2012.

Variable Compensation Target Change

Additionally, on September 17, 2008, the Compensation Committee changed the target Management Variable Compensation Plan (“MVP”) payments, as a percentage of base salary, for Raymond A. Link, the Company’s Executive Vice President and Chief Financial Officer. The change to Mr. Link’s target MVP is effective July 1, 2008. The MVP payment he receives, if any, will be based one-half on the previous MVP target of 60% of his year-end base salary and one-half on the new MVP incentive percentage of 65% of his year-end base salary. This means that for any MVP payments for 2008 the effective blended rate will be 62.5%. MVP payments will be calculated in accordance with the metrics set forth in the Company’s Current Report on Form 8-K filed July 30, 2008. For convenience, the current base salaries and target incentive amounts under the MVP for all of the Company’s named executive officers are set forth in the table below. There were no changes in base salaries for any of the named executive officers or in the target MVP percentages for the named executive officers other than Mr. Link.

Named Executive Officer	Target MVP Incentive (as a Percentage of Base Salary)	Base Salary
Don R. Kania	100%	$577,500
Raymond A. Link	65%	$310,000
Robert H. J. Fastenau	60%	€245,000
Benjamin Loh	60%	$310,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary
Date: September 23, 2008